Exhibit I

Directors and Officers of the Reporting Persons
AT&T Inc.

Directors of AT&T Inc.

Name of Director	Principal Occupation
Randall L. Stephenson	Chairman of the Board, Chief Executive Officer and President, AT&T Inc.
Jon C. Madonna	Retired Chairman and Chief Executive Officer, KPMG
Gilbert F. Amelio	Senior Partner, Sienna Ventures
Reuben V. Anderson	Senior Partner, Phelps Dunbar, LLP
James H. Blanchard	Retired Chairman of the Board and Chief Executive Officer, Synovus Financial Corp.
Jaime Chico Pardo	President and Chief Executive Officer, ENESA
James P. Kelly	Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc.
Lynn M. Martin	President, The Martin Hall Group, LLC
John B. McCoy	Retired Chairman, Bank One Corporation
Joyce M. Roché	Retired President and Chief Executive Officer, Girls Incorporated
Matthew K. Rose	Chairman, President and Chief Executive Officer, Burlington Northern Santa Fe, LLC
Laura D’Andrea Tyson	S. K. and Angela Chan Professor of Global Management, Walter A. Haas School of Business, University of California at Berkeley
Patricia P. Upton	President and Chief Executive Officer, Aromatique, Inc.

Executive Officers of AT&T Inc.

Name of Officer	Principal Occupation
Randall L. Stephenson	Chairman of the Board, Chief Executive Officer and President
William A. Blase Jr.	Senior Executive Vice President – Human Resources
James W. Cicconi	Senior Executive Vice President – External and Legislative Affairs, AT&T Services, Inc.
Catherine M. Coughlin	Senior Executive Vice President and Global Marketing Officer
Rafael (Ralph) de la Vega	President and Chief Executive Officer, AT&T Mobility and Consumer Markets
Richard G. Lindner	Senior Executive Vice President and Chief Financial Officer
Forrest E. Miller	Group President – Corporate Strategy and Development
John T. Stankey	President and Chief Executive Officer, AT&T Corp.
Wayne Watts	Senior Executive Vice President and General Counsel
Rayford Wilkins, Jr.	Chief Executive Officer, AT&T Diversified Businesses

AT&T International, Inc.

Directors and Executive Officers of AT&T International, Inc.

Name of Director/Officer	Principal Occupation
Rayford Wilkins, Jr.	Chairman of the Board and President
Michael Bowling	President – Mexico
Tim P. Leahy	Director, Senior Vice President, General Counsel and Secretary
Rick L. Moore	Director, Senior Vice President – Corporate Development
Jonathan P. Klug	Vice President and Treasurer
Richard McCormick	Vice President – Operations
Lawrence J. Ruzicka	Vice President – Taxes
John J. Stephens	Vice President – Finance
Thaddeus Arroyo	Vice President – IT
Kenneth Corcoran	Vice President – Wireless Network Operations